NEWS RELEASE

POPE RESOURCES ANNOUNCES UNIT REPURCHASE AUTHORIZATION

POULSBO, WA, March 4, 2019 /PRNewswire/ - Pope Resources (NASDAQ:POPE) announced today that the Board of Directors of its managing general partner, Pope MGP, Inc., has approved a Unit Repurchase Authorization (“Authorization”) of $2.0 million. The Board believes that the Authorization will provide an attractive opportunity for allocating capital, affording liquidity to unitholders who prefer to sell units while also offsetting the potentially dilutive impact of the Partnership’s equity compensation plan. The Authorization becomes effective on March 7, 2019, and will continue until March 7, 2020, or until the additional authorized funds of $2.0 million have been deployed, whichever is earlier.
About the Unit Repurchase Authorization
The Authorization permits the Partnership to repurchase limited partnership units having an aggregate value of not more than $2.0 million, subject to certain specified conditions and other contingencies.
The Authorization permits the Partnership to repurchase units pursuant to a programmed trading plan adopted and managed in accordance with Securities Exchange Act Rule 10b5-1 (“Rule 10b5-1”), and permits the Partnership to enter into one or more programmed trading plans permitted under that safe harbor. Any programmed trading plan would be initially implemented only at a time during which no legal or regulatory restriction exists and while no blackout period is in effect. The Authorization anticipates that management will take appropriate measures to comply with the requirements of the Securities Exchange Act of 1934, as amended, that are applicable to issuer repurchases. Rule 10b5-1 allows an issuer to repurchase its securities at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Separate from the Authorization, repurchases also may be made from time to time in the open market and through privately negotiated transactions, subject to general market conditions.
The unit repurchase period will commence on March 7, 2019 and may continue for up to twelve months. While the aggregate maximum purchase price of units repurchased under the Authorization is $2.0 million, any repurchase as well as the actual price of any units repurchased under the Authorization is subject to management’s discretion and to the terms of any applicable Rule 10b5-1 plan. There is no guarantee as to the exact number of units that will be repurchased under the Authorization, and the Partnership may, subject to Rule 10b5-1, discontinue purchases at any time. Repurchased units will be redeemed and retired.
Notices
This news release does not constitute an offer to purchase or a solicitation of an offer to sell the limited partnership units described in this news release, nor shall there be any sale of these limited partnership units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Authorization will be consummated, if at all, pursuant to valid exemptions from such registration.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 2,000 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements
Our public announcements often contain projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies. These statements reflect management’s estimates based on current goals and its expectations about future developments. Those included in this release are statements that affect our expectations for operation and possible completion of the unit repurchase program. These statements are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual plans or results to differ from our expectations include investor response to this repurchase program, the impact of the repurchase program (separately and in combination with our recent increases in our distribution level) on our working capital levels, as well as factors that affect the liquidity and the market price of our limited partner units and our liquidity and capital resources. Other factors that may affect our operations, our limited partner units or that affect or may affect our results of operations, financial condition and cash flows, are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors.”

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Vice President and CFO
(360) 697-6626
investors@orminc.com

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